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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sterling Construction Company, Inc. (formerly known as Oakhurst Company, Inc.) and its subsidiaries on Form S-8 for the Sterling Construction Company, Inc. 1998 Stock Incentive Plan of our report dated July 6, 2001, appearing in the Annual Report on Form 10-K of the Company for the period ended December 31, 2001.



Deloitte & Touche LLP
May 14, 2002